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                                                                  Exhibit 10.11d

                                 AMENDMENT NO. 1
                                     TO THE
                      POLYONE SUPPLEMENTAL RETIREMENT PLAN

          PolyOne Corporation hereby adopts this Amendment No. 1 to the PolyOne Supplemental Retirement Plan (the "Plan") effective January 1, 2005. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

                                       I.

          The Plan is hereby amended by the addition of the following new
Section 1-A immediately following Section 1 thereof to read as follows:

     "SECTION 1-A. AMERICAN JOBS CREATION ACT ("AJCA")

     1-A.1 It is intended that the Plan comply with the provisions of Section
          409A of the Code, as enacted by the AJCA, so as to prevent the inclusion in gross income of any amount credited to a Participant's account hereunder in a taxable year that is prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Participant. The Plan shall be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the "AJCA Guidance"). Any Plan provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by the AJCA Guidance).

     1-A.2 The Administrator shall not take any action hereunder that would violate any provision of Section 409A of the Code. It is intended that all Participants' elections hereunder for all amounts deferred hereunder will comply with Section 409A and the AJCA Guidance. The Administrator is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder)."
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                                       II.

          Section 2.5 of the Plan is hereby amended in its entirety to read as follows:

     "2.5 "COMPENSATION" shall have the meaning set forth in the Retirement
          Plan, without regard to the limit contained in Section 401(a)(17) of the Code, except that the for purposes of Section 4 only, the timing and crediting of bonuses hereunder shall be as specified in Section 4.

                                      III.

          Section 4 of the Plan is hereby amended in its entirety to read as follows:

     "SECTION 4. ELECTION TO DEFER COMPENSATION

     A Participant may elect to defer a specified whole percentage of his or her Compensation for a Plan Year by filing an election with the Administrator (pursuant to Section 5) on or prior to December 31 of the preceding Plan Year (or such earlier date as specified by the Administrator). Any election so made shall be binding for any following Plan Year, unless revised on or before December 31 of the preceding Plan Year (or such other earlier date specified by the Administrator). Provided, however, that with respect to the first taxable year in which a person becomes a Participant, such Participant may, within 30 days of becoming a Participant, make an election to defer Compensation earned subsequent to the date of the election. Provided, further, however, that for purposes of any "bonus", a Participant may elect to defer a whole percentage of his or her "bonus" earned during a Plan Year on or prior to December 31 of the preceding Plan Year (or such earlier date as specified by the Administrator). As a result, any "bonus" paid in 2005 shall not be taken into account for purposes of this Section 4.

                                       IV.

          Section 6 of the Plan is hereby amended in its entirety to read as follows:

     "SECTION 6. ACCOUNTS

     PolyOne Corporation shall establish and maintain on its books with respect to each Participant two accounts: (a) the "Grandfathered Account" for amounts that are "deferred" (as such term is defined in the AJCA Guidance) as of December 31, 2004 (and earnings thereon) and (b) the "Post-2004 Account" for amounts that are deferred after December 31, 2004 (and earnings thereon). Each such Account shall be further sub-
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     divided into sub-accounts which shall record (1) any Compensation deferred by the Participant under the Plan pursuant to the Participant's election,
     (2) any Employer contributions made on behalf of the Participant pursuant to Section 7 and Section 8 below, and (3) the allocation of any hypothetical investment experience."

                                   Section V.

          Section 12.1 of the Plan is hereby amended in its entirety to read as follows:

     "SECTION 12. TIME AND MANNER OF DISTRIBUTION

     12.1(A) PAYMENT OF GRANDFATHERED ACCOUNT.

     (1) A Participant's Grandfathered Account shall commence to be paid to such Participant within thirty days of the date of the Participant's termination of employment with the Employer or any affiliate (within the meaning of Section 414(b), (c) and (m) of the Code) in the form of payment selected by the Participant on an election form approved by and received by the Administrator or its designee.

     (2) The following are the available choices for the form of payment of a Participant's Grandfathered Account:

          (A) A Single lump sum in cash; or

          (B) Substantially equal annual cash installments over a period not exceeding 10 years.

     This Section 12.1 and all other provisions of the this Plan notwithstanding, if a Participant fails to elect a form of payment before payment is to commence pursuant to Section 12.1(a), the Participant's Grandfathered Account shall be paid in the form of a single lump sum payment in cash. In addition, the Board, in its sole and absolute discretion, may direct that payment of any or all of a Participant's Grandfathered Account be accelerated and paid prior to the time the Grandfathered Account would otherwise be payable in accordance with the Participant's election, and in that event the Administration shall make payment to the Participant at the time and in the manner directed by the Board. In no event, however, shall the Employer, the Administrator or any other person or party have the power to delay payment of the account beyond the time elected by the Participant.

     12.1(B) PAYMENT OF POST-2004 ACCOUNT

     (1) A Participant's vested Post-2004 Account shall commence to be paid to such Participant within thirty days of the date of the Participant's termination of employment with the Employer or any affiliate (within the meaning of Section 414(b), (c) and (m) of the Code) in the form of payment selected by the Participant on an election form
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     approved by and received by the Administrator or its designee.
     Notwithstanding the foregoing, in no event shall the vested Post-2004 Account of a Key Employee commence to be distributed prior to the date that is six months after the date of such Key Employee's Separation from Service (or, if earlier, his or her date of death). For purposes of this Section 12.1(b), the term "Key Employee" shall mean a key employee as defined in
     Section 416(i) of the Code (without regard to paragraph (5) thereof) of the Employer, and the term "Separation from Service" shall have the meaning set forth in the AJCA Guidance.

     (2) The following are the available choices for the form of payment of a Participant's vested Post-2004 Account:

          (A) A Single lump sum in cash; or

          (B) Substantially equal annual cash installments over a period not exceeding 10 years.

     A Participant who has elected a lump sum may change the form of payment elected by a subsequent election form approved by and received by the Administrator or its designee; provided, that unless otherwise permitted in accordance with Section 409A of the Code, the election to change in made at least 12 months prior to the date on which payment of the amount credited to the Participant's vested account is to commence and the first payment under such election will be made no less than 5 years from the original date on which payment of the amount credited to the Participant's vested account is to commence."

                                       VI.

          Section 12.2 of the Plan is hereby amended by the addition of the following new sentence at the end thereof to read as follows:

     "Notwithstanding the foregoing, in the event that payment of a Participant's Post-2004 Account in accordance with the previous sentence would violate Section 409A of the Code, distribution of the Participant's Post-2004 Account shall be made in a manner that is permissible under
     Section 409A of the Code."

                                      VII.

          The first sentence of Section 12.3 of the Plan is hereby amended to read as follows:
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     "In the event of a "Change of Control" of the Employer, (a) the
     Participant's Grandfathered Account shall be paid, as soon as reasonably practicable, to the Participant in a lump sum cash payment, unless the Administrator otherwise determines and (b) the Participant's Post-2004 Account shall be paid, as soon as reasonably practicable, to the Participant in a lump sum cash payment."

                                      VIII.

          That portion of the second sentence of Section 12.3 of the Plan preceding the colon (:) is hereby amended to read as follows:

     "For purposes of a Participant's Post-2004 Account and this Section 12.3, "Change in Control" means any of the following events that constitute a Change in Control Event within the meaning of the AJCA Guidance and for purposes of a Participant's Grandfathered Account and this Section 12.3, "Change in Control" means any of the following"

                                       IX.

          Section 13 of the Plan is hereby amended by the addition of the following new sentence at the end thereof to read as follows:

     "Notwithstanding the foregoing, in the event that payment of a Participant's Post-2004 Account in accordance with the previous sentence hereof would violate Section 409A of the Code, distribution shall be made in a manner that is permissible under Section 409A of the Code."

          EXECUTED this 1st day of March, 2005.

                                        POLYONE CORPORATION


                                        By: /s/ Kenneth M. Smith
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                                            Kenneth M. Smith
                                            Vice President and
                                            Chief Human Resources Officer